Exhibit 10.1

THIS SENIOR PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR PROMISSORY NOTE

Principal Amount: $300,000	Dated October 26, 2022

Mount Rainier Acquisition Corp. a Delaware corporation (the “Maker”), promises to pay to the order of DC Rainier SPV LLC, a Delaware limited liability company (the “Payee”), the principal sum of three hundred thousand dollars and zero cents ($300,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal; Bridge to Business Combination. The principal balance of this Promissory Note (this “Note”) shall be payable on the earlier of January 3, 2023 or the Closing of the Business Combination, in immediately available U.S. dollars, without set off or counterclaim. The principal balance may be prepaid at any time without penalty. If any amount hereunder shall be due on a day when banks are allowed to close in the State of New York (“Business Day”), payment shall be due on the next following Business Day. Capitalized terms not set forth herein shall have the meanings set forth in the Business Combination Agreement, dated as of March 23, 2022, as amended on June 19, 2022, by and among the Company, HUB Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel and its wholly-owned subsidiary, Rover Merger Sub Inc., a Delaware corporation.

2.	Interest. Interest shall accrue on the unpaid principal balance of this Note at a rate of Ten (10%) Percent per annum until all obligations due to Payee under this Note are paid in full.

3.	Non-Convertible; Non-Recourse. This Note shall not be convertible into any securities of Maker, and Payee shall have no recourse with respect to Payee’s ability to convert this Note into any securities of Maker. It is understood and agreed that this provision does not prevent the Payee to accept any form of payment for this Note or reorganization or exchange of this Note, including, without limitation, in the form of securities, whether or not as part of bankruptcy or reorganization proceedings.

4.	Application of Payments. The Payee may apply and reapply any payment received hereunder to any amounts owing hereunder in its sole discretion.

5.	Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note when due (whether at maturity, because of a mandatory prepayment provision or acceleration or otherwise) or to pay any other amount due under this Note within 5 business days after the due date thereof; or

(b)	Voluntary Liquidation, Etc. The commencement by Maker or any subsidiary thereof of a proceeding under any law relating to bankruptcy, insolvency, reorganization, rehabilitation, arrangement, adjustment of debt, relief of debtors, dissolution, liquidation, insolvency, winding up, adjustment, protection, relief or composition of debts or other similar law (“Insolvency Laws”), or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing; or

(c)	Involuntary Bankruptcy, Etc. (A) The commencement by any person other than Maker of a case against Maker or any of its subsidiaries under any Insolvency Law that is not dismissed within 45 days , or (B) the commencement of any proceeding the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for Maker or for any substantial part of its property, or (C) any order is entered declaring Maker or any of its subsidiaries insolvent or bankrupt or ordering the winding-up or liquidation of the affairs of Maker or any of its subsidiaries ; or

(d)	Insolvency. Maker or any of its subsidiaries is not able to pay its debt as they become due, or shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors or shall call a meeting of creditors with a view of arranging a composition, adjustment or restructuring of its debts; or

(e)	Cross-Default. An event of default (or any other event which with the passage of time or the giving or notice or both would become an event of default) occurs under any other indebtedness of Maker; or

(f)	Repudiation of Note. Maker shall provide at any time notice to the Payee, including by way of public announcement, of the Maker’s intention to not honor any provision of this Note (including requests for conversions of this Note in accordance with the terms hereof); or

(g)	Corporate Authorization. Maker or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the actions described in any of the clauses above or takes any corporate or other action to authorize or otherwise for the purpose of effecting any such action; or

(h)	Judgment. Any monetary judgment, writ or similar final process shall be entered or filed against the Maker or any of its subsidiaries or any of their assets and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; or

(i)	Levy or Lien. The occurrence of any levy upon or seizure or attachment of or lien upon any asset of any Maker or any Subsidiary thereof and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date; or

(j)	Allegation of Fraud. Any allegation by any governmental or quasi-governmental authority of fraud, misconduct or other impropriety in connection with its public offering.

6.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 5 hereof (other than clauses (b) or (c)), Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Section 5(b) or 5(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding..

7.	Covenants. Maker covenants that at the Closing of the Business Combination, the Unpaid SPAC Liabilities and Unpaid SPAC Expenses, including the unpaid principal balance and interest due under this Note, shall not exceed an aggregate of Ten Million ($10,000,000) Dollars.

8.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by email or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

DC Rainier SPV LLC

C/o Dominion Capital LLC

256 West 38th Street, 15th Floor

New York, NY 10018

Attention: Legal Notices

Email: legal@domcapllc.com

If to Payee:

C/o Dominion Capital LLC

256 West 38th Street, 15th Floor

New York, NY 10018

Attention: Matthew Kearney

Email: matthewk@rainieracquisitioncorp.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii)if sent by email, the date shown as sent on an email without any delivery failure, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

11.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

12.	Jurisdiction and Waiver of Jury Trial. The courts of the State of New York located in the Borough of Manhattan (and appropriate appellate courts) have non-exclusive jurisdiction to settle any dispute directly or indirectly arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the non-exclusive jurisdiction of the courts of New York. Notwithstanding the foregoing, nothing in this Note shall prevent the Payee from enforcing this Note in any jurisdiction where the assets of the Maker are or may be located. Each party hereto hereby irrevocably waives trial by jury in any action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, this Note or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no representative of any such other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by the mutual waivers and certifications in this Section.

13.	Severability; Counterparts. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Note may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Signature or delivery of an executed signature page of this Note by facsimile transmission or by e-mail or by other electronic transmission shall be as effective as manual signature or, as the case may be, delivery of a manually executed counterpart hereof.

14.	Trust Waiver; Use of Proceeds. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account (the “Trust”) in which the proceeds of the initial public offering (the “IPO”) conducted by (the “SPAC”) and the proceeds of the sale of securities in a private placement which occurred prior to the effectiveness of the IPO, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, were be placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever. The proceeds of this Note will be used for the Maker to make an additional investment in the SPAC, to pay various expenses of the SPAC and for general corporate purposes.

15.	Amendment; Waiver. Any amendment or other modification hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker (by operation of law or otherwise) without the prior written consent of the Payee and any attempted assignment without the required consent shall be void.

17.	Further Assurances. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

18.	Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and other amounts, as applicable, on this Note, without set off or counterclaim, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Maker. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein and is at least pari passu with all indebtedness and other obligations of the Maker, and is not subordinated to any such indebtedness or other obligation.

IN WITNESS WHEREOF, each party hereto, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

MOUNT RAINIER ACQUISITION CORP.

By:	/s/ Matthew Kearney
Name: Matthew Kearney
Title: Authorized Signatory
Signed on: October 26, 2022

Accepted and Agreed:

DC Rainier SPV LLC
By: Dominion Capital, LLC,
as Manager

By:	/s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Authorized Signatory
Signed on: October 26, 2022